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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-70331) of our report dated January 27, 1999, except as to Notes 3 and 11, which are as of March 15, 1999, appearing on page F-2 of broadcast.com inc.'s Annual Report on Form 10-K/A. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-1 of such Annual Report on Form 10-K/A.

PricewaterhouseCoopers LLP

Dallas, Texas
April 26, 1999